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[REDDING LOGO]

                                  EXHIBIT 99.1

REDDING BANCORP (RDDB)
COMPANY PRESS RELEASE
                                          FOR INFORMATION CONTACT:
                                    MICHAEL C. MAYER, PRESIDENT & CEO
                                          REDDING BANCORP
                                          PHONE (530) 224-7361, OR
                                    LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                          PHONE (530) 224-7318
                                    WWW.REDDINGBANKOFCOMMERCE.COM/PORTAL
FOR IMMEDIATE RELEASE:

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES 2001 OPERATING RESULTS



REDDING, CALIFORNIA, JANUARY 25, 2002/ PRNEWSWIRE-- Redding Bancorp (OTCBB:
RDDB), a $318.7 million asset financial services holding company, and parent company of Redding Bank of Commerce, today announced earning results for the fourth quarter and years ended December 31, 2001. Redding Bancorp's net income for the fourth quarter 2001 decreased to $1,175,000 or $0.41 per diluted share compared to $1,182,000 or $0.40 per diluted share during the fourth quarter 2000. Fourth quarter net income per diluted share for 2001 increased over fourth quarter of 2000 as there were fewer shares outstanding. Redding Bancorp's net income for the year ended December 31, 2001 decreased 10.4% to $4.3 million, or $1.44 per diluted share, compared to $4.8 million, or $1.59 per diluted share for the year ended December 31, 2000.

Redding Bancorp's fourth quarter 2001 return on average equity was 17.80%, its return on average assets was 1.49% and its efficiency ratio was 51.87%, while the fourth quarter of 2000 net income resulted in a return on average equity of 16.91%, return on average assets of 1.92% and an efficiency ratio of 46.09%.

"Redding Bancorp's operating performance continues to compare favorably to our peer group and provide exceptional returns to our shareholders. For the fourth quarter 2001, our focus was on the integration and growth at the Roseville Banking Centers and in generating asset growth combined with strong credit quality," SAID MICHAEL C. MAYER, PRESIDENT & CHIEF EXECUTIVE OFFICER OF REDDING BANCORP.

"The decrease in net interest margin from a year ago is attributable to a 4.75% drop in the prime lending rate since the first of the year. The Federal Reserve has cut rates to 40-year lows in an effort to fend off a recession. The Company's internal financial models indicate that in periods of falling interest rates its net interest margin is expected to decrease while in periods of rising interest rates its margin is expected to increase. This decrease of net interest margin is magnified by the fact that the Company's assets reprice at a more rapid rate than liabilities. "

Net income, for the year ended December 31, 2001 decreased 10.4% to $4.3 million, or $1.44 per diluted share, compared to $4.8 million, or $1.59 per diluted share for the same period 2000. Annualized return on average equity was 15.43%, annualized return on average assets was 1.49%, compared with 17.95% and 1.98% for the same period in 2000.

At December 31, 2001, Redding Bancorp's total assets were $318.7 million, an increase of 24.9% or $63.6 million from December 31, 2000. Total loans grew 13.2%, to $219.9 million, an increase of $25.6 million from December 31, 2000, while total deposits increased to $281.4 million, an increase of 29.1% or $63.4 million from December 31, 2000.

Redding Bancorp's allowance for loan losses was 1.45% of total loans at December 31, 2001 and 1.53% at December 31, 2000, while its ratio of non-performing assets to total assets was 0.25% at December 31, 2001, compared to 0.31% at December 31, 2000. Provisions for loan losses for the year ended December 2001 were $255,000 versus $142,000 for the same period in 2000. Provisions to allowance are consistent to cover the growth in the loan portfolio. The Company had year-to-date net loan charge-offs of $49,000 in 2001 compared to net loan charge-offs of $140,000 in the same period of 2000. All internal measurements of credit quality reflect an improvement in total portfolio credit quality.

The capital ratios of Redding Bancorp and its primary subsidiary, Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.

Net interest income continues to drop reflective of the 4.75% rate decreases over the year. Net Interest income totaled $2.8 million in the fourth quarter of 2001 compared with $2.9 million for the fourth quarter 2000. Net interest margin was 3.81% in the fourth quarter of 2001 compared to 5.12% in the fourth quarter of 2000. Net interest income for the year ended December 31, 2001 was $11.2 million compared to $11.5 million for the same period in 2000. Net interest margin for the year ended December 31, 2001 was 4.24%, compared with 5.16% for the same period in 2000.

Non-interest income for the year ended December 31, 2001 remained flat at $2.8 million compared with $2.8 million for the same period in 2000. Merchant credit card income declined 50.5% to $940,000 compared with $1.9 million for the same period a year ago, and is reflective of the new contract pricing that became effective in the second quarter of 2001 and continued throughout the year. The contract renewal represents a significant decline in revenues from merchant credit card processing. If the new pricing had been in effect for the twelve months ended December 31, 2001, credit card service income, net would have been approximately $460,000 less than the actual amount recorded.

The decline in merchant income was offset by an increase in other fee income of 41.9%, or $326,000, to $1,104,000 in 2001 from $778,000 in 2000, coupled with gains on sales of investment securities of $557,000 in 2001 compared to losses of sales of investment securities of $59,000 in 2000. Non-interest income for the fourth quarter increased $209,000 or 30.4% to $896,000 from the prior year of $687,000, primarily due to gains taken on sales of investment securities.

Non-interest expense for the year ended December 31, 2001 increased 10.2% to $7.1 million compared with $6.5 million for the same period in 2000. Attributed to the rise in non-interest expense are additions to staffing in the Roseville market, courier costs to support the Roseville and Sunrise offices, legal fees and one-time expenses attributed to the acquisition of the Sunrise focused service office. Non-interest expense for the fourth quarter increased $274,000 or 16.8% to $1,901,000 from the prior year of $1,627,000, primarily due to professional fees and occupancy expense related to the acquisition of the Sunrise office coupled with additional staffing in the Roseville market.

Redding Bancorp, located in Redding California is a bank holding company that owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has three full service offices and one focused service office. The full-service offices are located in Redding, California, and Roseville Banking Center at Eureka, a division of RBC, is located in Roseville, California and the Roseville Banking Center at Sunrise located in Citrus Heights, California is a focused service office targeting stable deposit markets.

This quarterly press release includes forward-looking information, which is subject to the "safe harbor" created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

- Competitive pressure in the banking industry and changes in the regulatory environment.

- Changes in the interest rate environment and volatility of rate sensitive deposits.

- The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company's loans.

- Credit quality deteriorates which could cause an increase in the provision for loan losses.

-        Losses in the Company's merchant credit card processing business.

-        Asset/Liability matching risks and liquidity risks.

-        Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the heading "Risk factors that may affect results". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

REDDING BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2001 and 2000
(Unaudited)
--------------------------------------------------------------------------------

ASSETS                                                    2001          2000
Cash and due from banks                                $15,527,910   $12,602,510
Federal funds sold                                      25,430,000    13,010,000
Securities available-for-sale                           40,898,239    20,997,380
Securities held-to-maturity, at cost                     4,116,935     5,006,831
Loans, net of the allowance for loan losses            216,696,198   191,321,906
Bank premises and equipment, net                         5,339,112     5,287,153
Other assets                                            10,677,957     6,881,002
                                                        ----------     ---------

TOTAL ASSETS                                          $318,686,351  $255,106,782
                                                      ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand - noninterest bearing                         $44,525,539   $37,391,626
  Demand - interest bearing                             69,891,956    47,394,283
  Savings                                               17,034,475    12,496,167
  Certificates of deposits                             149,983,574   120,754,081
                                                       -----------   -----------
  Total Deposits                                       281,435,544   218,036,157
  Other borrowings                                       6,780,232     5,267,472
    Other liabilities                                    3,230,726     3,048,884
                                                       -----------   -----------
Total liabilities                                      291,446,502   226,352,513
                                                       -----------   -----------



Stockholders' equity:
  Preferred stock, no par value; 2,000,000
    authorized; no shares issued and outstanding in
    2001 and 2000
  Common stock, no par value; 10,000,000 shares
    authorized; 2,703,457 shares issued and
    outstanding in 2001 and 2,884,181 shares issued
    and outstanding in 2000                              8,850,826     9,370,979

  Retained earnings                                     18,397,061    19,296,510
  Accumulated other comprehensive income (loss),
    net of tax                                              (8,038)       86,780
                                                      ------------  ------------

  Total stockholders' equity                            27,239,849    28,754,269
                                                      ------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $318,686,351  $255,106,782
                                                      ============  ============

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REDDING BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001, AND 2000
(UNAUDITED)

                                                           2001          2000
                                                           ----          ----
Interest income:
  Interest and fees on loans                         $  17,459,219    $17,622,229
  Interest on tax exempt securities                        199,520        137,858
  Interest on U.S. government securities                 1,644,870      1,305,315
  Interest on federal funds sold                           832,960      1,049,994
  Interest on other securities                              79,293         61,498
                                                     -------------    -----------
   Total interest income                                20,215,862     20,176,894
                                                     -------------    -----------

Interest expense:
  Interest on demand deposits                              909,488      1,121,827
  Interest on savings deposits                             340,245        427,807
  Interest on time deposits                              7,583,718      6,880,739
  Other Borrowings                                         192,702        291,248
                                                     -------------    -----------
    Total interest expense                               9,026,153      8,721,621
                                                     -------------    -----------

  Net interest income                                   11,189,709     11,455,273
Provision for loan losses                                  255,000        142,000
                                                     -------------    -----------
  Net interest income after provision for
    loan losses                                         10,934,709     11,313,273
                                                     -------------    -----------

Non-interest income:
  Service charges on deposit accounts                      221,959        213,683
  Other income                                           1,104,302        777,652
  Net gain (loss) on sale of
    securities available-for-sale                          556,993        (59,313)
  Credit card service income, net                          940,234      1,875,433
   Total non-interest income                             2,823,488      2,807,455

Non-interest expense:
  Salaries and related benefits                          3,948,301      3,752,610
  Net occupancy and equipment expense                    1,116,634        985,277
  FDIC insurance premium                                    44,791         40,695
  Data processing and professional services                483,043        464,815
  Directors' expenses                                      270,756        189,465
  Other expenses                                         1,279,285      1,024,806
   Total non-interest expense                            7,142,810      6,457,668
Income before income taxes                               6,615,387      7,663,060
Provision for income taxes                               2,341,725      2,851,291
  Net Income                                            $4,273,662     $4,811,769
                                                     =============    ===========


Basic earnings per share                                     $1.52          $1.67
                                                             =====          =====
Diluted earnings per share                                   $1.44          $1.59
                                                             =====          =====

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                                 REDDING BANCORP
                       QUARTERLY FINANCIAL CONDITION DATA
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)
                              FOR THE QUARTER ENDED

                                Dec 31,        Sept      June 30,     March      Dec 31,
                                 2001        30,2001       2001      31,2001      2000
-----------------------------------------------------------------------------------------
Assets:

Cash and due from banks         $ 15,528     $ 14,809    $ 13,425    $ 11,598    $ 12,603
Federal funds sold                25,430       23,400      15,630      24,270      13,010
Securities available-for-sale     40,898       43,368      38,515      24,570      20,997
Securities held to maturity        4,117        4,524       5,054       5,861       5,007
Loans, net of allowance
  for loan losses                216,696      215,658     203,048     194,328     191,322
Bank premises and
  equipment, net                   5,339        5,343       5,422       5,187       5,287

Other assets                      10,678        8,366       8,429       7,417       6,881
                                --------     --------    --------    --------    --------

TOTAL ASSETS                    $318,686     $315,468    $289,523    $273,231    $255,107
                                ========     ========    ========    ========    ========

Liabilities:
Demand - noninterest bearing    $ 44,527     $ 39,807    $ 26,079    $ 33,072    $ 37,392
Demand - interest bearing         69,892       61,716      50,523      53,921      47,394
Savings                           17,034       17,146      15,766      13,355      12,496
Certificates of deposit          149,984      156,777     155,882     127,831     120,754
                                --------     --------    --------    --------    --------
                 Total
                  Deposits       281,437      275,446     248,250     228,179     218,036

Other borrowings                   6,780        6,563       6,425      11,272       5,268
Other liabilities                  3,230        3,721       4,728       3,902       3,049
                                --------     --------    --------    --------    --------
                 Total
                  Liabilities    291,447      285,730     259,403     243,353     226,353

Stockholders' Equity:
Common Stock                       8,850        9,010       9,247       9,359       9,371
Retained Earnings                 18,397       20,101      20,764      20,330      19,296
Accumulated other
  comprehensive income
  (loss), net                         (8)         627         109         189          87
                                --------     --------    --------    --------    --------
                 Total
                  stockholders'
                  equity          27,239       29,738      30,120      29,878      28,754

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY            $318,686     $315,468    $289,523    $273,231    $255,107
                                ========     ========    ========    ========    ========

Interest Income:
  Net interest income           $  2,768     $  2,828    $  2,738    $  2,856    $  2,929
  Provision (credit) for
    loan losses                        0          (52)        149         158          86
  Net interest income
    after provision for loan
    losses                         2,768        2,880       2,589       2,698       2,843

Noninterest Income:
  Service Charges                     64           53          55          51          48
  Credit Card service
    income, net                      101          120         245         474         469
  Other Income                       274          339         284         207         170
  Net  gain (loss) on sale
   of securities available for
   sale                              457            0         100           0           0
   Total noninterest income          896          512         684         732         687

Noninterest Expense:
  Salaries and related
    benefits                       1,013        1,068         898         969         959

  Net occupancy and
    equipment expense                306          309         277         225         250
  Data processing and
    professional fees                128          145         150         105          71
  Other expenses                     454          342         394         361         347
      Total noninterest
        expense                    1,901        1,864       1,719       1,660       1,627

Income before taxes                1,763        1,528       1,554       1,770       1,903
   Provision for income              588          532         582         639         721
     taxes
            Net Income          $  1,175     $    996    $    972    $  1,131    $  1,182
                                ========     ========    ========    ========    ========

                                   FOR THE QUARTER ENDED
-----------------------------------------------------------------------------------------
KEY FINANCIAL RATIO'S            DEC 31,     SEPT 30,     JUNE 30,   MARCH 31,    DEC 31,
(UNAUDITED)                       2001         2001         2001       2001        2000
-----------------------------------------------------------------------------------------
Net earnings per share-basic    $   0.43     $   0.36    $   0.35    $   0.39    $   0.41
Net earnings per share-diluted  $   0.41     $   0.33    $   0.33    $   0.38    $   0.39
Dividends per share             $   0.65     $   0.00    $   0.00    $   0.00    $   0.59
Net Interest Margin                 3.81%        4.05%       4.45%       4.75%       5.12%

Average Equity                  $ 26,401     $ 28,166    $ 27,133    $ 27,611    $ 27,968
Return on Average Equity           17.80%       14.14%      14.33%      16.38%      16,91%
Average Assets                   316,317     $302,651    $240,510    $258,407    $246,546
Return on Average Assets            1.49%        1.32%       1.60%       1.75%       1.92%
Efficiency Ratio                   51.87%       54.95%      52.52%      48.40%      46.09%

Total Assets                    $318,686     $315,468    $289,523    $273,231    $255,107
Loans Receivable, net of
  allowances                    $216,696     $215,658    $203,048    $194,326    $191,322
Deposits                        $281,437     $275,446    $248,250    $228,179    $228,179
Shareholder's Equity            $ 27,239     $ 29,738    $ 30,120    $ 29,878    $ 28,754
Total shares outstanding           2,703        2,757       2,835       2,875       2,884
Book Value per share            $  10.08     $  10.79    $  10.63    $  10.40    $   9.97

Loan to deposit ratio              78.13%       79.45%      81.79%      86.32%      85.20%
Non-performing loans to
total assets                        0.14%        0.33%       0.11%       0.27%       0.31%
Non-performing loans to
total loans                         0.21%        0.01%       0.02%       0.03%       0.41%
Allowance for loans losses
to total loans                      1.45%        1.46%       1.36%       1.34%       1.53%

Leverage capital                    9.38%       10.41%      11.39%      11.27%      11.52%
Tier 1 risk based capital          11.08%       11.50%      12.89%      13.78%      13.75%
Total risk based capital           12.33%       12.75%      14.09%      15.01%      15.01%